Exhibit 99.1
Designer Brands Inc. Reports Second Quarter of 2026 Financial Results
Raising full year guidance following strong operating performance and positive start to third quarter
Generated double-digit Brand Portfolio sales growth
Drove a meaningful improvement in profitability year-over-year
Reduced total debt by $93.0 million compared to the second quarter last year

COLUMBUS, Ohio, September 10, 2026 - Designer Brands Inc. (NYSE: DBI) (the "Company," "we," "us," "our," and "Designer Brands"), one of the world's largest designers, producers, and retailers of footwear and accessories, today announced financial results for the second quarter ended August 1, 2026.

"Our second quarter results represent significant improvement in profitability year-over-year, highlighted by meaningful gross margin expansion as well as impressive sales growth in our Brand Portfolio segment," said Doug Howe, Chief Executive Officer. "We remain focused on generating long term value for our shareholders and are encouraged by the progress we are making against our strategic plan. These efforts have contributed to improved retail trends and a positive start to the third quarter, giving us confidence in raising our full year guidance."

Second Quarter of 2026 Operating Results (Unless otherwise stated, all comparisons are to the second quarter of 2025)
•Net sales decreased 1.2% to $730.6 million.
•Total comparable sales decreased by 2.4%.
•Reported gross profit was $365.4 million compared to $322.5 million last year, and gross margin was 50.0% compared to 43.6% last year.
•Adjusted gross profit was $350.0 million compared to $322.5 million last year, and adjusted gross margin was 47.9% compared to 43.6% last year.
•Reported net income attributable to Designer Brands Inc. was $17.6 million, or diluted earnings per share ("EPS") of $0.31.
•Adjusted net income was $19.2 million, or adjusted diluted EPS of $0.34.

Liquidity
•Cash and cash equivalents totaled $51.6 million at the end of the second quarter of 2026, compared to $44.9 million at the end of the same period last year, with $146.2 million available for borrowings under our senior secured asset-based revolving credit facility.
•Debt totaled $423.1 million at the end of the second quarter of 2026 compared to $516.3 million at the end of the same period last year, a reduction of approximately $93.0 million.
•The Company ended the second quarter of 2026 with inventories of $594.7 million compared to $610.9 million at the end of the same period last year.

Return to Shareholders
A dividend of $0.05 per share for both Class A and Class B common shares will be paid on October 7, 2026 to shareholders of record at the close of business on September 24, 2026.

Store Count

(square footage in thousands)	August 1, 2026		August 2, 2025
	Number of Stores	Square Footage	Number of Stores	Square Footage
DSW stores	523	10,225	519	10,197
The Shoe Co. stores	118	598	121	618
Rubino stores	27	141	28	147
Total number of stores	668	10,964	668	10,962

During the six months ended August 1, 2026, the Company opened 7 new stores, closed 4 stores, and remodeled 3 stores.

2026 Financial Outlook
Following a strong start to the third quarter, the Company is raising its guidance for the full year 2026:

Metric	Previous Guidance	Revised Guidance
Designer Brands Change in Net Sales	Down 1% to Up 1%	Flat to Up 1%
Adjusted Diluted Earnings per Share	$0.28 - $0.38	$0.47 - $0.52

To supplement amounts presented in our consolidated financial statements determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses certain non-GAAP financial measures. Forward-looking adjusted diluted earnings per share excludes potential charges or gains that may be recorded during the fiscal year, including, among other things, tariff recoveries recorded to cost of sales and interest on tariff recoveries recorded to non-operating income used to pay interest expense to an unrelated financial investor (the "Investor"); interest expense on the financing transaction with the Investor and under-reported import duties; restructuring costs, including severance charges; impairment charges; foreign currency transaction gains or losses; net income or loss attributable to redeemable noncontrolling interest; and the net tax impact of such items and the potential change in the valuation allowance on deferred tax assets. A reconciliation of this forward-looking non-GAAP amount to the comparable GAAP measure is not provided, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items are uncertain and could have a substantial impact on GAAP measures of our financial performance. For additional information regarding the use of non-GAAP measures, refer to the Non-GAAP Measures section below.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial-in, 1-412-317-6061, and reference conference ID number 1127904 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link, as well as through the Company's investor website at investors.designerbrands.com:
https://app.webinar.net/916wJ9QJZvG

For those unable to listen to the live webcast, an archived version will be available on the Company's investor website until September 24, 2026. A replay of the teleconference will be available by dialing the following numbers:
North America: 1-855-669-9658
International: 1-412-317-0088
Passcode: 5663074

Important information may be disseminated initially or exclusively via the Company’s investor website; investors should consult the website to access this information.

About Designer Brands
Designer Brands is one of the world's largest designers, producers, and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry through a mission of being shoe obsessed. With a diversified, world-class portfolio of coveted brands, including Topo Athletic, Keds, Vince Camuto, Kelly & Katie, Jessica Simpson, Lucky Brand, Mix No. 6, Crown Vintage and others, Designer Brands designs and produces on-trend footwear and accessories for all of life's occasions delivered to the consumer through a robust direct-to-consumer omni-channel infrastructure and powerful national wholesale distribution. Powered by a billion-dollar digital commerce business across multiple domains and over 660 DSW Designer Shoe Warehouse, The Shoe Co., and Rubino stores in North America, Designer Brands delivers current, in-line footwear and accessories from the largest national brands in the industry and holds leading market share positions in key product categories across women's, men's, and kids'. Designer Brands also distributes its brands internationally through select wholesale and distributor relationships while also leveraging design and sourcing expertise to build private label products for national retailers. Designer Brands is committed to being a difference maker in the world and the footwear industry. By leading with our corporate values of We Belong and We Do What's Right, Designer Brands supports the global community and the health of the planet by donating more than thirteen million pairs of shoes to the global non-profit Soles4Souls since 2018. To learn more, visit www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. Forward-looking statements in this press release include, but are not limited to, statements regarding our business and strategy and our current expectations about the Company's future operating results and financial condition, including our financial guidance for 2026. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors, many of which are outside of the Company's control, that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: uncertain general economic and financial conditions, including economic volatility and potential downturn or recession, supply chain disruptions, geopolitical instability and conflicts, social unrest, new or increased tariffs and other barriers to trade, tariff refunds, fluctuating interest rates, unemployment rates and inflationary pressures, and the related impacts to consumer discretionary spending, as well as our ability to plan for and respond to the impact of these conditions; our ability to anticipate and respond to rapidly changing consumer preferences, seasonality, customer expectations, and fashion trends; the impact on our consumer traffic and demand, our business operations, and the operations of our suppliers, as we experience unseasonable weather, climate change evolves, and the frequency and severity of weather events increases; our ability to execute our business strategies, including growing our Brand Portfolio segment, enhancing in-store and digital shopping experiences, integrating previously acquired businesses and brands, and meeting consumer demands; our ability to maintain strong relationships with our suppliers, vendors, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and stores, and payment processing services whether as a result of reliance on third-party providers or otherwise; our reliance on third parties to provide customer payment processing services; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information technology ("IT") systems, or those of our vendors; risks related to the implementation of new or updated IT systems, including the use of artificial intelligence tools; our ability to protect our reputation and to maintain the brands we license; our reliance on our reward programs and marketing to drive traffic, sales, and customer loyalty; our ability to successfully integrate new hires or changes in leadership and retain our existing management team, and to continue to attract qualified new personnel; risks related to restrictions imposed by our senior secured asset-based revolving credit facility, as amended, and our senior secured term loan credit agreement, as amended, that could limit our ability to fund our operations; our competitiveness with respect to style, price, brand availability, shopping platforms, and customer service; risks related to our international operations and our reliance on foreign sources for merchandise; our ability to comply with laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2026 or our other reports made or filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by applicable law, the Company undertakes no obligation to update or revise the forward looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(amounts in thousands)	August 1, 2026		August 2, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
Retail	$671,062	88.6%	$686,003	90.4%	$(14,941)	(2.2)%
Brand Portfolio	86,279	11.4	73,157	9.6	13,122	17.9%
Total segment net sales	757,341	100.0%	759,160	100.0%	(1,819)	(0.2)%
Elimination of intersegment net sales	(26,710)		(19,398)		(7,312)	37.7%
Consolidated net sales	$730,631		$739,762		$(9,131)	(1.2)%

	Six months ended
(amounts in thousands)	August 1, 2026		August 2, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
Retail	$1,297,746	86.6%	$1,313,148	88.6%	$(15,402)	(1.2)%
Brand Portfolio	200,797	13.4	169,055	11.4	31,742	18.8%
Total segment net sales	1,498,543	100.0%	1,482,203	100.0%	16,340	1.1%
Elimination of intersegment net sales	(71,562)		(55,532)		(16,030)	28.9%
Consolidated net sales	$1,426,981		$1,426,671		$310	—%

Comparable Sales
	Three months ended		Six months ended
	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Change in comparable sales:
Retail segment	(2.6)%	(4.5)%	(1.9)%	(6.0)%
Brand Portfolio segment - direct-to-consumer channel	7.1%	(29.2)%	5.0%	(28.1)%
Total	(2.4)%	(5.0)%	(1.8)%	(6.4)%

Gross Profit
	Three months ended
(amounts in thousands)	August 1, 2026		August 2, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
Retail	$301,469	44.9%	$299,472	43.7%	$1,997	0.7%	120
Brand Portfolio	25,693	29.8%	18,068	24.7%	7,625	42.2%	510
Total segment gross profit	327,162	43.2%	317,540	41.8%	9,622	3.0%	140
Corporate/eliminations:
Net recognition of intersegment gross profit	2,657		4,953		(2,296)
Recoveries related to IEEPA tariff costs incurred	35,536		—		35,536
Consolidated gross profit	$365,355	50.0%	$322,493	43.6%	$42,862	13.3%	640

	Six months ended
(amounts in thousands)	August 1, 2026		August 2, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
Retail	$585,765	45.1%	$567,672	43.2%	$18,093	3.2%	190
Brand Portfolio	64,570	32.2%	44,094	26.1%	20,476	46.4%	610
Total segment gross profit	650,335	43.4%	611,766	41.3%	38,569	6.3%	210
Corporate/eliminations:
Net recognition (elimination) of intersegment gross profit	(5,198)		5,208		(10,406)
Recoveries related to IEEPA tariff costs incurred	35,536		—		35,536
Consolidated gross profit	$680,673	47.7%	$616,974	43.2%	$63,699	10.3%	450

Intersegment Recognition and Elimination Activity
	Three months ended		Six months ended
(in thousands)	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Intersegment recognition and elimination activity:
Elimination of net sales recognized by Brand Portfolio segment	$(26,710)	$(19,398)	$(71,562)	$(55,532)
Cost of sales:
Elimination of cost of sales recognized by Brand Portfolio segment	18,716	13,785	46,719	39,599
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	10,651	10,566	19,645	21,141
	$2,657	$4,953	$(5,198)	$5,208

Operating Profit
	Three months ended
(amounts in thousands)	August 1, 2026		August 2, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment operating profit (loss):
Retail	$62,027	9.2%	$68,709	10.0%	$(6,682)	(9.7)%	(80)
Brand Portfolio	979	1.1%	(4,046)	(5.5)%	5,025	NM	NM
Total segment operating profit	63,006	8.3%	64,663	8.5%	(1,657)	(2.6)%	(20)
Corporate/eliminations	(8,283)		(38,520)		30,237	(78.5)%
Consolidated operating profit	$54,723	7.5%	$26,143	3.5%	$28,580	109.3%	400

	Six months ended
(amounts in thousands)	August 1, 2026		August 2, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment operating profit (loss):
Retail	$113,305	8.7%	$108,682	8.3%	$4,623	4.3%	40
Brand Portfolio	16,402	8.2%	(2,100)	(1.2)%	18,502	NM	NM
Total segment operating profit	129,707	8.7%	106,582	7.2%	23,125	21.7%	150
Corporate/eliminations	(56,114)		(88,346)		32,232	(36.5)%
Consolidated operating profit	$73,593	5.2%	$18,236	1.3%	$55,357	303.6%	390
NM - Not meaningful

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Six months ended
	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Net sales	$730,631	$739,762	$1,426,981	$1,426,671
Cost of sales	(365,276)	(417,269)	(746,308)	(809,697)
Gross profit	365,355	322,493	680,673	616,974
Operating expenses	(313,412)	(297,462)	(612,621)	(599,324)
Income from equity investment	2,780	2,578	5,541	5,005
Impairment charges	—	(1,466)	—	(4,419)
Operating profit	54,723	26,143	73,593	18,236
Interest expense on debt, net of interest income	(9,288)	(11,783)	(19,413)	(23,754)
Interest expense on tariff sale financing transaction	(16,097)	—	(16,097)	—
Non-operating income (expenses), net	1,244	(78)	1,239	(70)
Income (loss) before income taxes and loss from equity investment	30,582	14,282	39,322	(5,588)
Income tax provision	(10,031)	(3,408)	(14,836)	(1,219)
Loss from equity investment	(134)	—	(615)	—
Net income (loss)	20,417	10,874	23,871	(6,807)
Net income attributable to redeemable noncontrolling interest	(2,860)	(339)	(5,155)	(474)
Net income (loss) attributable to Designer Brands Inc.	$17,557	$10,535	$18,716	$(7,281)
Diluted earnings (loss) per share attributable to Designer Brands Inc.	$0.31	$0.21	$0.34	$(0.15)
Weighted average diluted shares	55,974	49,734	55,757	48,678

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	August 1, 2026	January 31, 2026	August 2, 2025
ASSETS
Current assets:
Cash and cash equivalents	$51,591	$50,871	$44,937
Receivables, net	80,397	61,716	57,607
Inventories	594,688	563,547	610,876
Prepaid expenses and other current assets	36,252	34,286	40,437
Total current assets	762,928	710,420	753,857
Property and equipment, net	208,965	213,291	227,141
Operating lease assets	694,367	675,648	716,685
Goodwill	130,601	130,837	130,716
Intangible assets, net	79,614	81,242	81,881
Deferred tax assets	30,018	35,882	45,067
Equity investments	55,153	56,260	59,446
Other assets	46,496	46,325	48,870
Total assets	$2,008,142	$1,949,905	$2,063,663
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$256,081	$236,195	$239,200
Accrued expenses	192,213	178,430	177,491
Current maturities of long-term debt	6,750	6,750	6,750
Current operating lease liabilities	172,454	175,515	157,212
Total current liabilities	627,498	596,890	580,653
Long-term debt	416,309	428,206	509,593
Non-current operating lease liabilities	613,503	596,587	646,431
Other non-current liabilities	43,482	46,606	48,201
Total liabilities	1,700,792	1,668,289	1,784,878
Redeemable noncontrolling interest	6,232	1,616	1,738
Total shareholders' equity	301,118	280,000	277,047
Total liabilities, redeemable noncontrolling interest, and shareholders' equity	$2,008,142	$1,949,905	$2,063,663

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATIONS
(unaudited)

Reconciliation of Gross Profit and Gross Margin to Adjusted Gross Profit and Adjusted Gross Margin
	Three months ended		Six months ended
(amounts in thousands)	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Gross profit	$365,355	$322,493	$680,673	$616,974
Gross margin	50.0%	43.6%	47.7%	43.2%
Non-GAAP adjustments-
Tariff recoveries recorded to cost of sales used to pay the Investor for interest expense	(15,336)	—	(15,336)	—
Adjusted gross profit	$350,019	$322,493	$665,337	$616,974
Adjusted gross margin	47.9%	43.6%	46.6%	43.2%

Reconciliation of Operating Expenses to Adjusted Operating Expenses
	Three months ended		Six months ended
(in thousands)	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Operating expenses	$(313,412)	$(297,462)	$(612,621)	$(599,324)
Operating expenses as a % of net sales	42.9%	40.2%	42.9%	42.0%
Non-GAAP adjustments-
Restructuring and integration costs	—	2,212	508	6,087
Adjusted operating expenses	$(313,412)	$(295,250)	$(612,113)	$(593,237)
Adjusted operating expenses as a % of net sales	42.9%	39.9%	42.9%	41.6%

Reconciliation of Operating Profit to Adjusted Operating Profit
	Three months ended		Six months ended
(in thousands)	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Operating profit	$54,723	$26,143	$73,593	$18,236
Operating profit as a % of net sales	7.5%	3.5%	5.2%	1.3%
Non-GAAP adjustments:
Tariff recoveries recorded to cost of sales used to pay the Investor for interest expense	(15,336)	—	(15,336)	—
Restructuring and integration costs	—	2,212	508	6,087
Impairment charges	—	1,466	—	4,419
Adjusted operating profit	$39,387	$29,821	$58,765	$28,742
Adjusted operating profit as a % of net sales	5.4%	4.0%	4.1%	2.0%

Reconciliation of Net Income (Loss) Attributable to Designer Brands Inc. and Diluted Earnings (Loss) Per Share Attributable to Designer Brands Inc. to Adjusted Net Income and Adjusted Diluted Earnings Per Share
	Three months ended		Six months ended
(in thousands, except per share amounts)	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Net income (loss) attributable to Designer Brands Inc.	$17,557	$10,535	$18,716	$(7,281)
Diluted earnings (loss) per share attributable to Designer Brands Inc.	$0.31	$0.21	$0.34	$(0.15)
Non-GAAP adjustments:
Tariff recoveries recorded to cost of sales used to pay the Investor for interest expense	(15,336)	—	(15,336)	—
Restructuring and integration costs	—	2,212	508	6,087
Interest on tariff recoveries recorded to non-operating income and used to pay the Investor for interest expense	(761)	—	(761)	—
Impairment charges	—	1,466	—	4,419
Interest expense on tariff sale financing transaction and under-reported import duties	16,097	116	16,256	219
Foreign currency transaction losses	6	78	11	70
Net income attributable to redeemable noncontrolling interest	2,860	339	5,155	474
Tax effect of adjustments and changes in valuation allowance	(1,195)	1,679	(1,515)	(513)
Adjusted net income	$19,228	$16,425	$23,034	$3,475
Adjusted diluted earnings per share	$0.34	$0.33	$0.41	$0.07

Non-GAAP Measures
Non-GAAP financial measures used by the Company includes adjusted gross profit and adjusted gross margin, adjusted operating expenses, adjusted operating profit, adjusted net income, and adjusted diluted earnings per share as shown in the table above. During the second quarter of 2026, we remitted interest payments recognized as interest expense to an Investor that previously purchased certain refund claims that we received. Tariff recoveries recorded to cost of sales and interest on tariff recoveries recorded to non-operating income used to pay the Investor for interest expense related to the tariff sale financing transaction with the Investor were adjusted from our GAAP results as shown in the table above. The non-GAAP measures presented in the table above adjust for the effects of: (1) Tariff recoveries recorded to cost of sales used to pay the Investor for interest expense; (2) restructuring and integration costs, including severance charges; (3) interest on tariff recoveries recorded to non-operating income and used to pay the Investor for interest expense; (4) impairment charges; (5) interest expense on the tariff sale financing transaction with the Investor and under-reported import duties; (6) foreign currency transaction losses; (7) net income attributable to redeemable noncontrolling interest; and (8) the net tax impact of such items and changes in the valuation allowance on deferred tax assets. The unaudited adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes that these non-GAAP financial measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company compared to prior periods, when reviewed in conjunction with the Company's GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company's business and operations.

Comparable Sales Performance Metric
We consider the percent change in comparable sales from the same previous year period, a primary metric commonly used throughout the retail industry, to be an important measurement for management and investors of the performance of our direct-to-consumer businesses. We include in our comparable sales metric sales from stores in operation for at least 14 months at the beginning of the applicable year. Stores are added to the comparable base at the beginning of the year and are dropped for comparative purposes in the quarter in which they are closed. Comparable sales exclude the impact of foreign currency translation and are calculated by translating current period results at the foreign currency exchange rate used in the comparable period of the prior year. Comparable sales include net sales from e-commerce sites. The calculation of comparable sales varies across the retail industry and, as a result, the calculations of other retail companies may not be consistent with our calculation.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com